Exhibit 4.2

For Ministry Use Only	Ontario Corporation Number
A ('usage exdusif du ministere	Numéro de la société en Ontario

Form 4
Business Corproations Act

Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1.	The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
Denomination sociale de la societe issue de la fusion: (Ecrire en LETTRES MAJUSCULES SEULEMENT) :

BLACKBERRY LIMITED

2.	The address of the registered office is:
Adresse du siege social :

2200 UNIVERSITY AVENUE EAST
Street & Number or R.R. Number & if Multi-Office Building give Room No. /
Rue et numero ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau

	WATERLOO	ONTARIO	N2K0A7
	Name of Municipality or Post Office / Nom de la municipalite ou du bureau de poste		Postal Code / Code postal

3.	Number of directors is: Nombre d'administrateurs :	Fixed number Nombre fixe	OR minimum and maximum OU minimum et maximum	1	15

4.	The director(s) is/are: /Administrateur(s) :
	First name, middle names and surname	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code	Resident Canadian State 'Yes' or 'No'
	Pronom, autres pronoms et nom de famille	Domicile elu, y compris la rue et le numero ou le numero de la R.R., le nom de la municipalitd, la province, le pays et le code postal	Resident canadien Oui/Non

	RICHARD LYNCH	108 AUTUMN TRACE, NEW HOPE PENNSYLVANIA, 18938 UNITED STATES OF AMERICA	NO
	ROGER MARTIN	1 ST. THOMAS STREET, SUITE 12C, TORONTO, ONTARIO M5S 3M5	YES
	BERT NORDBERG	12 JAKOB NILGATAN, MALMO SCANIA, SWEDEN 21121	NO
	BARBARA STYMIEST	33 SIGHTHILL AVENUE, TORONTO ONTARIO M4T 2G8	YES
	TIMOTHY DATTELS	296O VALLEJO STREET, SAN FRANCISCO, 94123 UNITED STATES OF AMERICA	NO

5.	Method of amalgamation, check A or B
Methode choisie pour la fusion — Cocher A ou B :
		A -	Amalgamation Agreement / Convention de fusion :

The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

Les actionnaires de chaque societe qui fusionnne ont dument adopte la convention de fusion conformement au paragraphe 176(4) de la Loi sur les societes par actions a la date mentionnee ci-dessous

or
ou
		B -	Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / Fusion d'une societe mere avec une ou plusieurs de ses filiales ou fusion de filiales :
	X		The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.
Les administrateurs de chaque societe qui fusionne ont approuve la fusion par voie de resolution conformement a radicle 177 de la Loi sur les societes par actions a la date mentionnee ci-dessous.
The articles of amalgamation in substance contain the provisions of the articles of incorporation of
Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

BLACKBERRY LIMITED
and are more particularly set out in these articles.
et sont enonces textuellement aux presents statuts.

Names of amalgamating corporations Denomination sociale des societes qui fusionnent	Ontario Corporation Number Numero de la societe en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation
		Year	Month	Day
		annee	mois	jour

BLACKBERRY LIMITED	1563642	2013/10/29

2254771 ONTARIO INC.	2254771	2013/10/30

6.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la societe.

None.

7.	The classes and any maximum number of shares that the corporation is authorized to issue:
Categories et nombre maximal, s'il y a lieu, d'actions que la societe est autorisee a emettre :

An unlimited number of Preferred Shares;
An unlimited number of Common Shares; and
An unlimited number of Non-Voting Class A Common Shares

8.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre &Ilse en serie :

The rights and privileges, restrictions and conditions attaching to the shares of the Corporation are as follows:
A. The rights, privileges, restrictions and conditions attaching to the Common Shares of the Corporation are as follows:
(i)	Notice of Meetings and Voting

Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of other classes or series of shares are entitled to attend, and at all such meetings shall be entitled to one vote in respect of each Common Share held by such holder.

(ii)	Dividends
The holders of the Common Shares shall be entitled to receive dividends if and when declared by the directors.
(iii)	Liquidation, Dissolution

In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Common Shares shall be entitled, subject to the rights of holders of shares of any class ranking prior to the Common Shares, to receive the remaining property or assets of the Corporation.

B. The rights, privileges, restrictions and conditions attached to the Non-Voting Class A Common Shares of the Corporation as a class are as follows:
(i)	Dividends

All dividends which the directors may determine to declare and pay in any financial year of the Corporation shall be declared and paid in equal amounts per share on all the Non-Voting Class A Common Shares and the Common Shares at the time outstanding without preference or distinction.

(ii)	Liquidation, Dissolution, etc.

Subject to the rights of holders of any class of shares ranking prior to the Non-Voting Class A Common Shares and Common Shares, in the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Non-Voting Class A

Common Shares and of the Common Shares shall be entitled to receive the remaining assets of the Corporation rateably on a per share basis without preference or distinction.
(iii)	Voting Restrictions – Non-Voting Class A Common Shares

Except as provided by law, and as hereinafter specifically provided, the holders of the Non-Voting Class A Common Shares shall not be entitled to receive notice of any meetings of the holders of the Common Shares and shall not be entitled to attend any such meetings and shall not be entitled to vote thereat.  Each such holder shall be entitled to received notice of and to attend any meetings of the shareholders called for the purpose authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation and, at any such meeting, shall be entitled to one vote in respect each Non-Voting Class A Common Share on any resolution to approve such dissolution, sale, lease or exchange.

(iv)	Automatic Conversation of Non-Voting Class A Common Shares into Common Shares

On the date that the Corporation receives a receipt for a (final) prospectus from the Ontario Securities Commissions (the “Final Receipt Date”) in respect of an offering of Common Shares or securities convertible into Common Shares and becomes a reporting issuer within the meaning of the Securities Act (Ontario) all of the then issued and outstanding Non-Voting Class A Common Shares  of the Corporation shall be automatically converted into Common Shares of the Corporation having the rights, privileges, terms, conditions and restrictions of the Common Shares contained herein, on the basis of one (1) Common Share for each issued and outstanding Non-Voting Class A Common Share without the requirement or necessity of any further action on the part of the Corporation or any holder.  Forthwith following the Final Receipt Date, and against delivery by the holders of Non-Voting Class A Common Shares of the original certificates evidencing their Non-Voting Class A Common Shares, the Corporation shall cause share certificates  evidencing such Common Shares to be executed and delivered to such holders, provided that the certificates evidencing such Common Shares shall bear such legend as the Corporation deems to be necessary or desirable to evidence any restrictions on the transfer or resale of such securities imposed by the Corporation pursuant to the provisions of any applicable securities or other laws.

C. The rights, privileges, restrictions and conditions attached to the Preferred Shares of the Corporation as a class are as follows:
(i)
Preferred Shares may at any time or from time to time be approved for issuance and be issued by the directors in one or more series.  Prior to the issue of the shares of any such series, the directors shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, such series including, without limitation:

(a) the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;
(b) whether such dividends are cumulative, partly cumulative or non-cumulative.

	(c)	the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;.
(d)
if redeemable, retractable or purchasable, the redemption, retraction or purchase prices and the terms and conditions of redemption, retraction or purchase, with or without provision for sinking or similar funds;

	(e)	any conversions, exchange or reclassification rights; and
(f)
any other rights, privileges, restrictions and conditions not inconsistent with these provisions; the whole being subject to the receipt by the Director under the Business Corporations Act (Ontario) of articles of amendment  designating and fixing the number of Preferred Shares in such series and setting forth the rights, privileges, restrictions and conditions attached to such series of Preferred Shares and the issue by the Director of a  certificate of amendment with respect to the articles of amendment so filed.

(ii)
The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary or any other distribution of the assets or property of the Corporation among its shareholders for the purpose of winding up its affairs, rank and be entitled to a preference over the Common Shares and the Non-Voting Class A Common Shares and the shares of any class ranking junior to the Preferred Shares.

(iii)
Except as provided in the Act or otherwise at law, the holders of the Preferred Shares shall not be entitled as such to receive notice of or to attend or vote at any meeting of the shareholders of the Corporation.

(vi)
The holders of the shares of a class or of a series of Preferred Shares of the Corporation are not entitled to vote separately as a class or series to vote separately as a class or series and are not entitled to dissent, upon a proposal to amend the articles to:

(a)
increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class series having rights or privileges equal or superior to the shares of such class or series;

	(b)	effect an exchange, reclassification or cancellation of the shares of such class or series; or
	(c)	subject to the exceptions contained in the Act, create a new class or series of shares equal or superior to the shares of such class or series.
(v)	The holders of Preferred Shares shall not, as such, have any pre-emptive right to subscribe for, purchase or receive any part of any issue of securities of the Corporation now or hereafter authorized.

9.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'emission, le transfert ou la propriete d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

None.

10.	Other provisions, (if any):
Autres dispositions, s'il y a lieu :

None.

11.	The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".
Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les societes par actions constituent l'annexe A.

12.	A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les resolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

These articles are signed in duplicate.
Les presents statuts sont signes en double exemplaire.

Name and original signature of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). Only a director or authorized signing officer can sign on behalf of the corporation. / Nom et signature originale d'un administrateur ou d'un signataire autorise de chaque societe qui fusionne. Indiquer la denomination sociale de chaque societe, le nom du signataire et sa fonction (p. ex. : president, secretaire). Seul un administrateur ou un dirigeant habilite peut signer au nom de la societe.

BLACKBERRY LIMITED

Names of Corporations / Denomination sociale des societies
By/ Par
/S/ BRIAN BIDULKA	BRIAN BIDULKA	CHIEF FINANCIAL OFFICER
Signature / Signature	Print name of signatory / Nom du signataire en lettres moulees	Description of Office / Fonction

2254771 ONTARIO INC.

Names of Corporations / Denomination sociale des societies
By/ Par
/S/ JAMES YERSH	JAMES YERSH	SECRETARY
Signature/Signature	Print name of signatory / Nom du signataire en lettres moulees	Description of Office / Fonction

Names of Corporations / Denomination sociale des societies
By/ Par

Signature/Signature	Print name of signatory / Nom du signataire en lettres moulees	Description of Office / Fonction

Names of Corporations / Denomination sociale des societies
By/ Par

Signature/Signature	Print name of signatory / Nom du signataire en lettres moulees	Description of Office / Fonction

Schedule “A”

STATEMENT OF DIRECTOR OR OFFICER
PURSUANT TO SUBSECTION 178(2) OF
THE BUSINESS CORPORATIONS ACT (ONTARIO)

I, Brian Bidulka, of the City of Burlington, in the Province of Ontario, Chief Financial Officer of BlackBerry Limited, one of the amalgamating corporations (hereinafter call the “Corporation”), hereby certify and state as follows:

There are reasonable grounds for believing that:

1.	the Corporation is, and the amalgamated corporation will be, able to pay its liabilities as they become due;

2.	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

3.	no creditor will be prejudiced by the amalgamation.

4.	the Corporation has not received notice from any Creditor of the Corporation objecting to the amalgamation.

DATED:  October 30, 2013

/s/ Brian Bidulka
Brian Bidulka
Chief Financial Officer

STATEMENT OF DIRECTOR OR OFFICER
PURSUANT TO SUBSECTION 178(2) OF
THE BUSINESS CORPORATIONS ACT (ONTARIO)

I, James Yersh, of the City of Kitchener, in the Province of Ontario, director of 2254771 Ontario Inc., one of the amalgamating corporations (hereinafter call the “Corporation”), hereby certify and state as follows:

There are reasonable grounds for believing that:

5.	the Corporation is, and the amalgamated corporation will be, able to pay its liabilities as they become due;

6.	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

7.	no creditor will be prejudiced by the amalgamation; and

8.	the Corporation has not received notice from any Creditor of the Corporation objecting to the amalgamation.

DATED:  October 30, 2013

/s/ James Yersh
James Yersh
Director

Schedule “B”

CERTIFIED COPY OF A RESOLUTION OF THE BOARD OF DIRECTORS

OF

BLACKBERRY LIMITED
(the “Corporation”)

WHEREAS the Corporation is the holding corporation of its wholly-owned subsidiary 2254771 Ontario Inc. (the “Subsidiary”);

AND WHEREAS Subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”) allows for the amalgamation of a holding corporation and one or more of its subsidiary corporations to occur without a vote of the shareholders of the amalgamating corporations and without the entering into of an amalgamation agreement;

AND WHEREAS the Board has determined that it is advisable and in the best interests of the Corporation to amalgamate with the Subsidiary pursuant to Subsection 177(1) of the Act;

NOW THEREFORE BE IT RESOLVED THAT:

1.
the amalgamation of the Corporation and the Subsidiary and their continuance as an amalgamated corporation (the “Amalgamated Corporation”) pursuant to Subsection 177(1) of the Act be, and hereby is, approved;

2.
upon the endorsement of the certificate on the articles of amalgamation pursuant to Section 178 of the Act, the shares in the capital of the Subsidiary shall be cancelled without any repayment of capital in respect thereof;

3.
the articles of amalgamation of the Amalgamated Corporation shall be the same as the articles of the Corporation and the by-laws of the Amalgamated Corporation shall be the same as the by-laws of the Corporation;

4.	no securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with such amalgamation; and

5.
any director or officer of the Corporation be, and hereby is, authorized, empowered and directed to execute, deliver, file and register all such documents, instruments and further assurances and to take all such action as such officer may determine to be necessary or desirable to give effect to the foregoing resolutions and to the amalgamation hereinbefore approved, the execution, delivery, filing or registering of any such document or instruments and the taking of any such action to be conclusive evidence of such determination and the approval of such action or document by such director or officer (and accordingly by this Board).

I HEREBY CERTIFY that the foregoing is a true copy of a resolution passed by the directors of BlackBerry and that the same is still in force and unamended.

DATED October 30, 2013.

/s/ Phil Kurtz
Phil Kurtz
Deputy GC & Assistant Corp. Secretary

RESOLUTION OF THE BOARD OF DIRECTORS

OF

2254771 ONTARIO INC.
(the “Corporation”)

AMALGAMATION

WHEREAS the Corporation is a wholly-owned subsidiary of its holding corporation, BlackBerry Limited (the “Holding Corporation”);

AND WHEREAS Subsection 177(1) of the Business Corporations Act (Ontario) (the “Act”) allows for the amalgamation of a holding corporation and one or more of its subsidiary corporations to occur without a vote of the shareholders of the amalgamating corporations and without the entering into of an amalgamation agreement;

WHEREAS the Board has determined that it is advisable and in the best interests of the Corporation to amalgamate with the Holding Corporation pursuant to Subsection 177(1) of the Act;

NOW THEREFORE BE IT RESOLVED THAT:

1.
the amalgamation of the Corporation and the Subsidiary and their continuance as an amalgamated corporation (the “Amalgamated Corporation”) pursuant to Subsection 177(1) of the Act be, and hereby is, approved;

2.
upon the endorsement of the certificate on the articles of amalgamation pursuant to Section 178 of the Act, the shares in the capital of the Corporation shall be cancelled without any repayment of capital in respect thereof;

3.
the articles of amalgamation of the Amalgamated Corporation shall be the same as the articles of the Corporation and the by-laws of the Amalgamated Corporation shall be the same as the by-laws of the Corporation;

4.	no securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with such amalgamation;

5.
any director or officer of the Corporation be, and hereby is, authorized, empowered and directed to execute, deliver, file and register all such documents, instruments and further assurances and to take all such action as such officer may determine to be necessary or desirable to give effect to the foregoing resolutions and to the amalgamation hereinbefore approved, the execution, delivery, filing or registering of any such document or instruments and the taking of any such action to be conclusive evidence of such

5.	determination and the approval of such action or document by such director or officer (and accordingly by this Board); and

6.
This resolution may be executed in several counterparts each of which when executed shall be deemed to be an original, and such counterparts shall each constitute one and the same instrument and shall be deemed to bear the date set out below.

Pursuant to the provisions of the Business Corporations Act (Ontario), the foregoing resolution is hereby passed by the directors of the Corporation as evidenced by the signatures hereto.

DATED October 30, 2013.

/s/ Brian Bidulka	/s/ James Yersh
Brian Bidulka	James Yersh

/s/ Roger Witteveen
Roger Witteveen